EXHIBIT 10.10

SEQUOIA MORTGAGE TRUST 2011-2
MORTGAGE PASS-THROUGH CERTIFICATES

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

Between

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,

and

SEQUOIA RESIDENTIAL FUNDING, INC.

dated as of September 27, 2011

TABLE OF CONTENTS

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

This Mortgage Loan Purchase and Sale Agreement (the “Agreement”) is made as of September 27, 2011, by and between Redwood Residential Acquisition Corporation, a Delaware corporation (“RRAC”), and Sequoia Residential Funding, Inc., a Delaware corporation (“Sequoia”).

WHEREAS, the parties hereto desire to provide for the purchase and sale of the Mortgage Loans on the date hereof (the “Closing Date”) in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties in consideration of good and valuable and fair consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

Section 1. Representations and Warranties of RRAC and Sequoia.  RRAC and Sequoia, each as to itself and not the other, hereby represents, warrants and agrees for the benefit of the other party that:

(a)           Authorization.  The execution, delivery and performance of this Agreement by it are within its respective powers and have been duly authorized by all necessary action on its part.

(b)           No Conflict.  The execution, delivery and performance of this Agreement will not violate or conflict with (i) its charter or bylaws, (ii) any resolution or other corporate action by it, or (iii) any decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates or other requirements of any court or other governmental or public authority in any way applicable to or binding upon it, and will not result in or require the creation, except as provided in or contemplated by this Agreement, of any lien, mortgage, pledge, security interest, charge or encumbrance of any kind upon the Mortgage Loans.

(c)           Binding Obligation.  This Agreement has been duly executed by it and is its legally valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

Section 2. Additional Representations, Warranties and Agreements of RRAC.

(a)           Title and Mortgage Loan Schedule.  RRAC represents and warrants to, and agrees with, Sequoia that (i) on the Closing Date, RRAC will have good, valid and marketable title to the mortgage loans identified on Schedule A hereto (the “Mortgage Loans”), in each case free and clear of all liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims; (ii) upon transfer to Sequoia, Sequoia will receive good, valid and marketable title to all of the Mortgage Loans, in each case free and clear of any liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims; and (iii) (1) as to each Mortgage Loan that is not either (A) a Schedule 1B Mortgage Loan (as defined in the PHH AAR) or (B) a Mortgage Loan originated by First Republic Bank and purchased by RRAC from DLJ Mortgage Capital, Inc. (a “FRB DLJ Loan”), as of the date on which RRAC purchased such Mortgage Loan from First Republic Bank, PHH Mortgage Corporation, PrimeLending, a PlainsCapital Company (“PrimeLending”), Sterling Savings Bank (“Sterling”), SunTrust Mortgage, Inc. or Wells Fargo Bank, N.A., as applicable (each, an “Originator”), (2) as to each Schedule 1B Mortgage Loan, as of the date on which DLJ Mortgage Capital, Inc. purchased such Mortgage Loan from PHH Mortgage Corporation, and (3) as to each FRB DLJ Loan, as of the date on which DLJ Mortgage Capital, Inc. purchased such Mortgage Loan from First Republic Bank, the information set forth in the Mortgage Loan Schedule in the fields identified as “Document Type,” “Monthly Income” and “Assets Verified” is complete, true and correct in all material respects.

(b)           Additional Representations.  RRAC represents and warrants to, and agrees with, Sequoia that, as of the Closing Date:

(i)  As to each Mortgage Loan, the lien of the Mortgage is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

(ii) As to each Mortgage Loan relating to the PHH AAR or the WF AAR, the related Mortgaged Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development or, in the case of a Cooperative Loan (as defined in the PHH AAR), one or more leases or occupancy agreements.

(iii) To the actual knowledge of RRAC, each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860-2(a)(1).

(iv) As of the Closing Date, the most recent FICO score listed on the Mortgage Loan Schedule was no more than four months old.

(v) As to each Mortgage Loan relating to the STM AAR, the Sterling Agreement or the PrimeLending Agreement, no Mortgage Loan is subject to a lost note affidavit.

(vi) As to each Mortgage Loan relating to the PHH AAR, with respect to any hazard or mortgage insurance covering such a Mortgage Loan and the related Mortgaged Property, the Originator has not engaged in, and RRAC has no knowledge of the borrower’s having engaged in any act or omission that would impair the coverage of any such policy, the benefits of the endorsement, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback, or other unlawful compensation or value of any kind as has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator.

(vii) As to each Mortgage Loan relating to the WF AAR or FRB AAR, no fraud or material error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part or the Originator, any correspondent or mortgage broker involved in the origination of such Mortgage Loan, the borrower, or any appraiser or other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(viii) As to each Mortgage Loan relating to the WF AAR, no fees or expenses are or will become payable by the holder of the Mortgage to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the borrower.

(ix) As to each Mortgage Loan relating to the STM AAR, the related Mortgage has been recorded and delivered to the Custodian with evidence of recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded mortgage, a photocopy of such Mortgage certified by the Originator to be a true and complete copy of the original recorded Mortgage has been delivered to the Custodian.

(x) As to each Mortgage Loan relating to the STM AAR and the WF AAR, the related borrower has not been the subject of a bankruptcy proceeding in the seven years prior to origination of the Mortgage Loan, and no borrower previously owned a Mortgaged Property in the seven years prior to origination that was the subject of a foreclosure during the time the borrower was the owner of record.

(xi) As to each Mortgage Loan relating to the PHH AAR, the FRB AAR, the STM AAR, the Sterling AAR and the PrimeLending Agreement that is secured by a long-term residential lease (a “Lease”):

(A) The terms of the Lease expressly permit the mortgaging of the leasehold estate, the assignment of the Lease without the lessor’s consent (or the lessor’s consent has been obtained and is in the Mortgage File), and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection.

(B) The terms of the Lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged Property.

(C) The original term of the Lease is not less than 15 years and the Lease does not terminate by its terms prior to at least five years from the maturity date of the Mortgage Loan.

(D) The Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice.

(c)            Security Interest Matters.  RRAC hereby represents and warrants for the benefit of Sequoia and the Trustee (as defined in the Pooling and Servicing Agreement, dated as of September 1, 2011 (as in effect on the date of execution hereof, the “Pooling and Servicing Agreement”) among Sequoia, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and U.S. Bank National Association, as trustee) (as assignee of Sequoia):  (i) this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of Sequoia, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from RRAC; (ii) the Mortgage Notes constitute “instruments” within the meaning of the applicable UCC; (iii) RRAC, immediately prior to its transfer of Mortgage Loans under this Agreement, will own and have good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person; (iv) RRAC has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to Sequoia; (v) all original executed copies of each Mortgage Note that constitute or evidence the Mortgage Loans have been delivered to the Custodian (as assignee of Sequoia); (vi) RRAC has received a written acknowledgment from the Custodian that such Custodian is holding the Mortgage Notes that constitute or evidence the Mortgage Loans solely on behalf and for the benefit of Sequoia or its assignee; (vii) other than the security interest granted to Sequoia pursuant to this Agreement and security interests granted to lenders which will be automatically released on the Closing Date, RRAC has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans; RRAC has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to Sequoia hereunder or that will be automatically released upon the sale to Sequoia; (viii) RRAC is not aware of any judgment or tax lien filing against itself; and (ix) none of the Mortgage Notes that constitute or evidence the Mortgage Loans have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Sequoia.

(d)           Cure, Repurchase or Substitution Obligation.  In the event of a breach of any of the representations and warranties of RRAC specified in this Section 2 that materially adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Sequoia), RRAC will cure the breach, or repurchase or substitute for such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

In the event of a breach of any of the representations and warranties of PrimeLending under the Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 30, 2011, between RRAC and Primelending, as amended by the Assignment of Representations and Warranties Agreement, dated September 27, 2011, by and among RRAC, Sequoia, the Trustee, and PrimeLending (the “PrimeLending Agreement”) that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Sequoia), if PrimeLending is unable to cure, repurchase or substitute the related Mortgage Loan pursuant to the terms of the PrimeLending Agreement because PrimeLending is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then RRAC will cure the breach or repurchase or substitute such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

In the event of a breach of any of the representations and warranties of Sterling under the Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2011, between RRAC and Sterling, as amended by the Assignment of Representations and Warranties Agreement, dated September 27, 2011, by and among RRAC, Sequoia, the Trustee, and Sterling (the “Sterling Agreement”) that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Sequoia), if Sterling is unable to cure, repurchase or substitute the related Mortgage Loan pursuant to the terms of the Sterling Agreement because Sterling is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then RRAC will cure the breach or repurchase or substitute such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

Section 3. Arbitration and Representations and Warranties of RRAC with respect to the Period of Time that RRAC Owned Mortgage Loans.

(a)           RRAC hereby covenants and agrees that, if a breach of any representation and warranty set forth in Purchase Agreements with respect to the characteristics of a Mortgage Loan exists on the date hereof that materially and adversely affects the value of any Mortgage Loan or the interest Sequoia in any Mortgage Loan and such breach did not exist as of the date that RRAC purchased such Mortgage Loan, RRAC shall have a period of 60 days from the earlier of either discovery or receipt of written notice from Sequoia to RRAC of such breach within which to correct or cure such breach.  RRAC hereby covenants and agrees that if any breach cannot be corrected or cured within such 60 day period, then RRAC shall repurchase the related Mortgage Loan at the Repurchase Price not later than 90 days after its discovery or receipt of notice of such breach by wire transfer of immediately available funds to such account as Sequoia shall specify to RRAC.

(b)           RRAC and Sequoia agree that the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of RRAC to repurchase a Mortgage Loan or Mortgage Loans pursuant to Section 3(a) above shall be by Arbitration administered by the American Arbitration Association.  If any such controversy or claim has not been resolved to the satisfaction of both RRAC and Sequoia, either party may commence Arbitration to resolve the dispute; provided that a party may commence Arbitration with respect to one or more unresolved allegations only during the months of January, April, July and October, and all matters with respect to which Arbitration has been commenced in any such month shall be heard in a single Arbitration in the immediately following month or as soon as practicable thereafter; and provided further that if any Arbitration arising out of or relating to an obligation or alleged obligation of an Originator to repurchase a Mortgage Loan relating to the same representation and warranty has commenced and is continuing, then such Arbitration shall be joined with the Arbitration commenced hereunder.

(c)           To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 3, provided that if RRAC has not responded to Sequoia's notification of a breach of a representation and warranty, Sequoia shall not commence Arbitration with respect to that breach before 60 days following such notification in order to provide RRAC with an opportunity to respond to such notification.  Within 10 Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing.  If the parties have not agreed on the selection of an Arbitrator within five Business Days after the first such submission, then the party commencing Arbitration shall, within the next 5 Business Days, notify the American Arbitration Association in New York, New York and request that it appoint a single Arbitrator with experience in arbitrating disputes arising in the financial services industry.

(d)           It is the intention of the parties that Arbitration shall be conducted in as efficient and cost-effective a manner as is reasonably practicable, without the burden of discovery.  Accordingly, the Arbitrator will resolve the dispute on the basis of a review of the written correspondence between the parties (including any supporting materials attached to such correspondence) conveyed by the parties to each other in connection with the dispute prior to the delivery of notice to commence Arbitration; however, upon a showing of good cause, a party may request the Arbitrator to direct the production of such additional information, evidence and/or documentation from the parties that the Arbitrator deems appropriate.  If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference except upon the agreement of both parties or the request of the Arbitrator.

(e)           The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties.   Each party, however, shall bear its own attorneys fees and costs in connection with the Arbitration.

(f)           The following capitalized terms shall have the meaning specified below:

Arbitration: Arbitration in accordance with the then governing Commercial Arbitration Rules of the American Arbitration Association  (“AAA”) and administered by the AAA,  which shall be conducted in New York, New York or other place  mutually acceptable to the parties to the arbitration.

Arbitrator:  A person who is not affiliated with RRAC, Sequoia or any Originator, who is a member of the American Arbitration Association.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) the unpaid principal balance of such Mortgage Loan plus (ii) interest on such unpaid principal balance at the mortgage interest rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor up to the Due Date following the date of repurchase, minus (iii) amounts received in respect of such repurchased Mortgage Loan which are being held in the Collection Account for distribution in connection with such Mortgage Loan.

Section 4.    Conveyance of Mortgage Loans.

(a)           Mortgage Loans.  In return for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RRAC, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to Sequoia, without recourse, all of RRAC’s right, title and interest in and to the Mortgage Loans, including the related Mortgage Documents and all principal and interest received by RRAC on or with respect to the Mortgage Loans after September 1, 2011 (the “Cut-off Date”) (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date, all insurance policies with respect to the Mortgage Loans, and all proceeds of the foregoing.

Sequoia shall pay the purchase price for the Mortgage Loans by delivering to RRAC on the Closing Date cash in an amount mutually agreed upon by RRAC and Sequoia.

On or prior to the Closing Date, RRAC shall deliver or cause to be delivered to Sequoia or, at Sequoia’s direction, to the Custodian, the Trustee Mortgage File for each Mortgage Loan in the manner set forth in Article 3 of the Custodial Agreement as in effect on the date of execution hereof, by and among Wells Fargo Bank, N.A., as custodian and master servicer, RRAC, as seller, Sequoia, as depositor, and U.S. Bank National Association, as trustee.

(b)           Limited Remedies.  Sequoia acknowledges and agrees that it shall have no recourse to RRAC with respect to any Defective Mortgage Loan except as provided in Section 2(d) and Section 3 and that Sequoia’s remedies with respect to any other Defective Mortgage Loans shall be exercised with respect to the Originator of such Defective Mortgage Loan as set forth in the (i) Assignment, Assumption and Recognition Agreement, dated as of September 27, 2011 (the “PHH AAR”), among RRAC, Sequoia, the Trustee, and PHH Mortgage Corporation, (ii) either of the Assignment, Assumption and Recognition Agreements, dated as of September 27, 2011, among RRAC, Sequoia, the Trustee, and First Republic Bank (together, the “FRB AAR”), as applicable, (iii) the PrimeLending Agreement, (iv) the Sterling Agreement, (v) the Assignment, Assumption and Recognition Agreement, dated September 27, 2011 (the “STM AAR”), by and among RRAC, Sequoia, the Trustee, and SunTrust Mortgage, Inc. or (v) the Assignment, Assumption and Recognition Agreement, dated September 27, 2011 (the “WF AAR”), by and among RRAC, Sequoia, the Trustee, and WF, as applicable.

Section 5.    Intention of Parties.  The conveyance of the Mortgage Loans and all other property hereunder by RRAC as contemplated hereby is absolute and is intended by the parties to constitute a sale of the Mortgage Loans and such other property by RRAC to Sequoia.  It is, further, not intended that such conveyance be the grant of a security interest to secure a loan or other obligation.  However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other property described in Section 3(a) are held to be the property of RRAC, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and such other property, then this Agreement shall constitute a security agreement, and the conveyance provided for in Section 3(a) shall be deemed to be a grant by RRAC to Sequoia of, and RRAC hereby grants to Sequoia, to secure all of RRAC’s obligations hereunder, a security interest in all of RRAC’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date, (ii) all of RRAC’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans, (iii) with respect to the Mortgage Loans, to the extent set forth in the FRB AAR, the PHH AAR, the PrimeLending Agreement, the Sterling Agreement, the STM AAR, the WF AAR or the Assignment, Assumption and Recognition Agreement, dated September 27, 2011, by and among RRAC, Sequoia, the Trustee, Select Portfolio Servicing, Inc. and DLJ Mortgage Capital, Inc., RRAC’s rights and obligations under the applicable Servicing Agreement and all of RRAC’s rights under the Mortgage Loan Purchase and Sale Agreement, (iv) all of RRAC’s right, title and interest, if any, in REO Property and the proceeds thereof, (v) all of RRAC’s rights under any Insurance Policies related to the Mortgage Loans, (vi) RRAC’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards.

RRAC and Sequoia shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  RRAC shall arrange for filing any Uniform Commercial Code financing statements and continuation statements in connection with such security interest.

Section 6.    Termination.
Notwithstanding any termination of this Agreement or the completion of all sales contemplated hereby, the representations, warranties and agreements in Sections 1 and 2 hereof shall survive and remain in full force and effect.

Section 7.    Miscellaneous.

(a)           Amendments, Etc.  No rescission, modification, amendment, supplement or change of this Agreement shall be valid or effective unless in writing and signed by all of the parties to this Agreement.  No amendment of this Agreement may modify or waive the representations, warranties and agreements set forth in Sections 1 and 2 hereof.

(b)           Binding Upon Successors, Etc.  This Agreement shall bind and inure to the benefit of and be enforceable by RRAC and Sequoia, and the respective successors and assigns thereof.  The parties hereto acknowledge that Sequoia is acquiring the Mortgage Loans for the purpose of selling, transferring, assigning, setting over and otherwise conveying them to the Trustee, pursuant to the Pooling and Servicing Agreement.  RRAC acknowledges and consents to the assignment to the Trustee by Sequoia of all of Sequoia's rights against RRAC hereunder in respect of the Mortgage Loans sold to Sequoia and that the enforcement or exercise of any right or remedy against RRAC hereunder by the Trustee or to the extent permitted under Section 2.04 of the Pooling and Servicing Agreement shall have the same force and effect as if enforced and exercised by Sequoia directly.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(d)           Governing Law.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York notwithstanding any law, rule, regulation, or other conflict-of-law provisions to the contrary.

(e)           Headings.  The headings of the several parts of this Agreement are inserted for convenience of reference and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

(f)           Definitions.  Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement as in effect on the date of execution hereof.

(g)           Nonpetition Covenant.  Until one year plus one day shall have elapsed since the termination of the Pooling and Servicing Agreement in accordance with its terms, RRAC shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Sequoia under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Sequoia or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Sequoia.

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IN WITNESS WHEREOF, each party has caused this Mortgage Loan Purchase and Sale Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

REDWOOD RESIDENTIAL ACQUISITION CORPORATION

By:	/s/ John Isbrandtsen
Name:	John Isbrandtsen
Title:	Authorized Officer

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ John Isbrandtsen
Name:	John Isbrandtsen
Title:	Authorized Officer

SCHEDULE A
MORTGAGE LOAN SCHEDULE

Refer to Schedule A of Exhibit 10.1.